Exhibit 99
NEWS

FOR IMMEDIATE RELEASE

Contacts:
Nick Nottoli    Allister Gobin
Media Relations    Investor Relations
(847) 402-5600    (847) 402-2800

Allstate to sell Group Health business to Nationwide

NORTHBROOK, Ill., Jan. 30, 2025 – The Allstate Corporation (NYSE: ALL) announced a definitive agreement to sell its Group Health business to Nationwide for $1.25 billion in cash, adjusted for the closing balance sheet, and subject to standard closing conditions including regulatory approvals. For the first nine months of 2024, Group Health had revenues of $608 million and Adjusted Net Income of $69 million.

“We reached another milestone in the strategy to maximize shareholder value by combining the Health & Benefits businesses with companies that have greater strategic alignment,” said Tom Wilson, Allstate’s Chair, President and CEO. “Group Health provides stop-loss insurance to small businesses, which will gain access to Nationwide’s complementary product offerings. When combined with the previously announced sale of Employer Voluntary Benefits to StanCorp Financial Group, Inc., (The Standard), total sale proceeds will be $3.25 billion. The Individual Health business, with Adjusted Net Income of $18 million for the first nine months of 2024, will either be retained or combined with another company.”

“Nationwide is extremely well capitalized and this transaction advances its growth strategy by expanding its product portfolio and distribution capabilities,” said Jess Merten, Allstate’s Chief Financial Officer. “Allstate acquired the Group Health business in 2021 as part of the $4.0 billion acquisition of National General. The sale is expected to generate a financial book gain of about $450 million, increase deployable capital by $0.9 billion but reduce adjusted net income return on equity by 75 basis points after closing, which is expected in 2025.”

J.P. Morgan and Ardea Partners are acting as financial advisors and Willkie Farr & Gallagher LLP is acting as legal advisor to Allstate. Citi is acting as financial advisor and Squire Patton Boggs LLP is acting as legal advisor to Nationwide.

About Allstate
The Allstate Corporation (NYSE: ALL) protects people from life’s uncertainties with a wide array of protection for autos, homes, electronic devices, and identity theft. Products are available through a broad distribution network including Allstate agents, independent agents, major retailers, online, and at the workplace. Allstate is widely known for the slogan “You’re in Good Hands with Allstate.” For more information, visit www.allstate.com.

About Nationwide
Nationwide, a Fortune 100 company based in Columbus, Ohio, is one of the largest and strongest diversified insurance and financial services organizations in the United States. Nationwide is rated A+ by Standard & Poor’s. An industry leader in driving customer-focused innovation, Nationwide provides a full range of insurance and financial services products including auto, business, homeowners, farm and life insurance; public and private sector retirement plans, annuities and mutual funds; excess & surplus, specialty and surety; and pet, motorcycle and boat insurance.

Forward-looking statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions, and plans. However, if the estimates, assumptions, or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

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